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                   [LOCKE PURNELL RAIN HARRELL LETTERHEAD]
                                                                       EXHIBIT 5


April 20, 1998


Texas Industries, Inc.
1341 West Mockingbird Lane
Dallas, Texas 75247-6913

     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel for Texas Industries, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 2,900,000 shares of the Company's Common Stock, $1.00 par value per share (such shares or such different number of shares as may be registered pursuant to the referenced Registration Statement, the "Securities"). We have examined such documents and questions of law as we have deemed necessary or advisable for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the Securities, when issued and delivered against payment of the purchase price therefor as described in the above referenced Registration Statement (as amended, the "Registration Statement"), will be legally issued, fully paid and nonassessable.

     The opinion expressed above is limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, each as presently in effect.

     This letter is furnished by us as counsel to you in connection with the above referenced public offering and is solely for your benefit and not for the benefit of any other person. This letter may not be relied upon by you for any other purpose or relied upon or furnished to any other person without our prior written consent.

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Texas Industries, Inc.
April 20, 1998
Page 2


     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus contained therein under the caption "Legal Matters." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                        Respectfully submitted,


                                        LOCKE PURNELL RAIN HARRELL
                                        (A Professional Corporation)



                                        By:       /s/ DAN BUSBEE
                                             -------------------------
                                                      Dan Busbee